UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2023

VINEBROOK HOMES TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	000-56274	83-1268857
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Crescent Court, Suite 700 Dallas, Texas, 75201
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 276-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.         Other Events

Amended and Restated Share Repurchase Plan

On April 24, 2023 the board of directors (the “Board”) of VineBrook Homes Trust, Inc. (the “Company”) approved an amended and restated share repurchase plan (the “Amended Share Repurchase Plan”). The Amended Share Repurchase Plan supersedes and replaces the Company’s existing share repurchase plan that began on November 1, 2019 (the “Existing Share Repurchase Plan”). The Amended Share Repurchase Plan is substantially similar to the Existing Share Repurchase Plan, but (i) clarifies that to have Shares (defined below) repurchased, the repurchase request and required documentation must be received by the last business day of the first month of such quarter, (ii) clarifies that repurchase requests not delivered timely on the last business day of the first month of a quarter will not be executed and must be resubmitted after the start of the next quarter and (iii) removes references to a private offering that was terminated on September 14, 2022 and a fee on early repurchases that fell away on November 1, 2020.

Under the Amended Share Repurchase Plan, investors may request on a quarterly basis that the Company repurchase all or a portion of their shares of the Class A common stock, par value $0.01 of the Company (“Shares”). Under the Amended Share Repurchase Plan, Shares will be repurchased at the then-current net asset value (“NAV”) per share in effect. The total amount of aggregate repurchases of Shares is limited to no more than 5% of the Company’s aggregate NAV per calendar quarter. The Company is not obligated to repurchase any Shares under the Amended Share Repurchase Plan and may choose to repurchase only some, or even none, of the Shares that have been asked to be repurchased in any particular quarter, in the sole discretion of the Board. Notwithstanding any suspension of the Amended Share Repurchase Plan, the Board may permit the repurchase of Shares held by a stockholder who has died, is deemed to have a qualified disability (as such term is defined in Section 72(m)(7) of the Internal Revenue Code) or similar extenuating hardship circumstances, subject to the conditions and limitations in the Amended Share Repurchase Plan.

Under the Amended Share Repurchase Plan, investors may request that the Company repurchase all or a portion of their Shares by submitting a repurchase request and required documentation to our transfer agent by 4:00 p.m. (Eastern time) on the last business day of the first month of any quarter. Settlements of share repurchases will be made in cash within three business days of the last calendar day of such quarter (a “repurchase date”). An investor may withdraw his or her repurchase request by notifying the Company’s transfer agent, directly or through his or her financial intermediary, on the Company’s toll-free automated telephone customer service number by 4:00 p.m. (Eastern time) on the applicable repurchase date (or, if such repurchase date is not a business day, the prior business day). If a repurchase order is received after 4:00 p.m. (Eastern time) on the last business day of the first month of a quarter, the purchase order will not be executed and must be resubmitted after the start of the next quarter.

The description of the material terms of the Amended Share Repurchase Plan is qualified in its entirety by reference to the Amended Share Repurchase Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 8.01.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description
10.1	VineBrook Homes Trust, Inc. Share Repurchase Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VINEBROOK HOMES TRUST, INC.

/s/ Brian Mitts
Name:	Brian Mitts
Title:	President, Chief Financial Officer, Assistant Secretary and Treasurer

Date: April 26, 2023